Exhibit 10.3

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

This AGREEMENT (the “Agreement”) is dated as of September 11, 2012 by and between GEORGIA GULF CORPORATION, a Delaware corporation (together with any Subsidiaries, as applicable, the “Company”), and WILLIAM L. MANSFIELD (“Grantee”).

1.                                      Grant of Restricted Stock Units.  Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Company’s 2011 Equity and Performance Incentive Plan (the “Plan”), the Company has granted to Grantee, as of September 11, 2012 (the “Date of Grant”), 1,820 Restricted Stock Units (the “Restricted Stock Units”).  Each Restricted Stock Unit shall represent the contingent right to receive one share of Common Stock.

2.                                      Restrictions on Transfer of Restricted Stock Units.  The Restricted Stock Units may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by Grantee.  Any purported transfer, encumbrance or other disposition of the Restricted Stock Units that is in violation of this Agreement shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Stock Units.

3.                                      Vesting of Restricted Stock Units.

(a)                                 The Restricted Stock Units shall become nonforfeitable on May 22, 2013, except that if the Company’s 2013 Annual Meeting of Stockholders is prior to such date, then the Restricted Stock Units shall vest on the day immediately prior to the Company’s 2013 Annual Meeting of Stockholders, subject to the provisions of this Agreement, including those relating to Grantee’s continuous service on the Board.

(b)                                 Notwithstanding the provisions of Section 3(a), but subject to earlier forfeiture as described below, all of the Restricted Stock Units shall immediately become nonforfeitable in the event of death, disability or a Change in Control.

4.                                      Forfeiture of Restricted Stock Units.  Except as the Board may determine on a case-by-case basis, any Restricted Stock Units that have not theretofore become nonforfeitable shall be forfeited if Grantee’s service as a member of the Board is terminated for any reason (including voluntary retirement) prior to the date on which such Restricted Stock Units become nonforfeitable pursuant to Section 3.

5.                                      Payment of Restricted Stock Units.  To the extent the Restricted Stock Units shall become nonforfeitable as specified in this Agreement, shares of Common Stock underlying such Restricted Stock Units shall be transferred to Grantee no later than 15 days after the date on which the Restricted Stock Units become nonforfeitable, unless Grantee has made an effective election to defer receipt of the shares of Common Stock underlying the Restricted Stock Units.  If Grantee has made an effective election to defer receipt of the shares of Common Stock underlying the Restricted Stock Units, shares of Common Stock underlying the Restricted Stock Units shall be transferred in accordance with the terms of such election.

6.                                      Dividend, Voting and Other Rights.  Grantee shall have no rights of ownership in the shares of Common Stock underlying the Restricted Stock Units and shall have no right to vote such shares of Common Stock until the date on which the shares of Common Stock are transferred to Grantee pursuant hereto.  Dividend equivalents will be paid in cash on the shares of Common Stock underlying the Restricted Stock Units and shall be deferred (with no earnings accruing) until and paid contingent upon the earning of the related Restricted Stock Units and paid at the same time the underlying shares are transferred to Grantee.

7.                                      Retention of Restricted Stock Units by the Company.  The shares of Common Stock underlying the Restricted Stock Units shall be released to Grantee by the Company’s transfer agent at the direction of the Company.  At such time as the Restricted Stock Units become payable as specified in this Agreement, the Company shall direct the transfer agent to forward all such payable shares of Common Stock to Grantee.

8.                                      Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Restricted Stock Units or shares of Common Stock or other securities pursuant to this Agreement if the issuance thereof would, in the reasonable opinion of the Company, result in a violation of any such law.

9.                                      Relation to Other Benefits.  Any economic or other benefit to Grantee under this Agreement shall not be taken into account in determining any benefits to which Grantee may be entitled.

10.                               Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Grantee under this Agreement without Grantee’s consent.

11.                               Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

12.                               Relation to Plan.  This Agreement is subject to the terms and conditions of the Plan.  In the event of any inconsistent provisions between this Agreement and the Plan, the Plan shall govern.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.  The Board, acting pursuant to the Plan shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this grant.

13.                               Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Grantee, and the successors and assigns of the Company.

14.                               Governing Law.  The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Georgia, without giving effect to the principles of conflict of laws thereof.

15.                               Notices.  Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Vice President-General Counsel and Secretary, and any notice to Grantee shall be addressed to said Grantee at his or her address currently on file with the Company.  Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class registered mail, postage and fees prepaid, and addressed as aforesaid.  Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

16.                               Compliance with Section 409A of the Code.  To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to Grantee.  This Agreement and the Plan shall be administered in a manner consistent with this intent.

17.                               Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.

18.                               Data Protection. By signing below, Grantee consents to the Company processing Grantee’s personal data provided herein (the “Data”) exclusively for the purpose of performing this Agreement, in particular in connection with the vesting of Restricted Stock Units awarded herein.  For this purpose the Data may also be disclosed to and processed by companies outside the Company, e.g., banks involved.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.

GEORGIA GULF CORPORATION

		By:	/s/ JAMES L. WORRELL
Name: James L. Worrell
Title: Vice President-Human Resources

GRANTEE:

Name:	/s/ WILLIAM L. MANSFIELD
William L. Mansfield